SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 24, 2008

Date of earliest event reported:  November 18, 2008

ADCARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Information.

On November 18, 2008, we completed the acquisition of our partners’ interest in Hearth & Home of Van Wert, LLC.  We had a forward purchase contract to acquire the outstanding limited liability company interests in Hearth & Home of Van Wert by October 2008.  We extended offers to the partners of the subsidiary and have either acquired their interest in exchange for cash and/or a note payable.

We paid approximately $800,000 in cash and issued approximately $141,000 in notes payable.  Of the notes payable, $113,000 is not interest bearing and approximately $28,000 bears 5% interest.  The notes mature during the fourth quarter of 2010.

We satisfied the majority of this contract with cash proceeds from refinancing our Hearth & Care of Greenfield property which returned cash to the Company that was invested to complete the construction and remodel project.  On July 29, 2008, the refinance of the Hearth & Care of Greenfield property was completed and consequently the company received approximately $800,000 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  November 24, 2008

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

4